UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 1, 2008

U.S. DRY CLEANING CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23305	77-0357037
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4040 MacArthur Blvd., Suite 305 Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2008, U.S. Dry Cleaning Corporation (the “Company”) announced that Deborah Rechnitz has been appointed to the position of Chief Operating Officer (“COO”).

Ms. Rechnitz, has more than 25 years of experience in executive management within the dry cleaning industry corporate governance, and mergers and acquisitions. Ms. Rechnitz served as a management consultant from 1980 to 2006  for Methods for Management, Inc.

The Company entered into an employment agreement with Ms. Rechnitz, through December 2009, which may be extended for additional years. Ms. Rechnitz will initially be paid at the rate of $20,000 per month, with fully-vested stock options to purchase up to 250,000 shares of the Company’s common stock, at exercise prices of $2.00, $3.00 and $4.00 per share.

The employment agreement between the Company and Ms. Rechnitz, is being filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 5.02 in its entirety by reference.

Item 9.01.       Financial Statements and Exhibits.

(d)    Exhibits.

10.1	Employment Agreement, dated as of April 25, 2008, between U.S. Dry Cleaning Corporation and Ms. Rechnitz.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. DRY CLEANING CORPORATION

Date: May 1, 2008	By:	/s/ Robbie Lee
Robbie Lee
Chief Executive Officer

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